Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On October 1, 2021, SPX Corporation (the “Company”) completed its previously announced sale of SPX Transformer Solutions, Inc. (“Transformer Solutions”) pursuant to the terms of the Stock Purchase Agreement dated June 8, 2021 with GE-Prolec Transformers, Inc. (the “Purchaser”) and Prolec GE Internacional, S. de R.L. de C.V. The Company transferred all of the outstanding common stock of Transformer Solutions to the Purchaser for an aggregate cash purchase price of $645 million (the “Transaction”). The purchase price is subject to potential adjustment based on Transformer Solutions’ cash, debt and working capital on the date the Transaction was consummated, as well as for specified transaction expenses and other specified items.

The following unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2020, 2019 and 2018, as well as the pro forma condensed consolidated balance sheet as of July 3, 2021, have been derived from the Company’s historical consolidated financial information. The unaudited pro forma condensed consolidated statements of operations have been prepared as if the Transaction occurred on January 1, 2018 (the first day of fiscal year 2018), and does not assume any interest income on the cash proceeds during the years ended December 31, 2020, 2019 and 2018, while the unaudited pro forma condensed consolidated balance sheet has been prepared as if the Transaction occurred on July 3, 2021. The unaudited pro forma condensed consolidated financial statements (the “Pro Formas”) and the accompanying notes should be read together with the Company’s annual report on Form 10-K for the year ended December 31, 2020 and the Company’s quarterly report on Form 10-Q for the quarter ended July 3, 2021.

The Pro Formas do not purport to represent what the Company’s financial position and results of operations would have been had the Transaction occurred on the dates indicated or to project financial performance for any future period or as of a future date. In addition, the Pro Formas are based on currently available information and certain assumptions that the Company believes are reasonable, and are provided for illustrative and informational purposes only. The Pro Formas have been prepared to reflect adjustments to the Company’s historical consolidated financial statements that are (1) directly attributable to the Transaction; (2) factually supportable; and (3) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the Company’s results of operations. The Pro Formas include adjustments to reflect the elimination of the operating results of Transformer Solutions and the sale of Transformer Solutions, including the cash transferred with the business, estimated net cash consideration received on the sale and the resulting net gain on sale.

The Company believes the adjustments related to the Transaction presented in the following Pro Formas are consistent with the guidance for discontinued operations under U.S. generally accepted accounting principles. Specifically, the Company has presented certain general corporate expenses, which were previously allocated to Transformer Solutions, as part of continuing operations as these costs do not meet the requirements to be presented within discontinued operations. In addition, adjustments related to the Company's income taxes represent the Company’s current estimates, which could materially change as the Company finalizes its discontinued operations accounting. Assumptions underlying the pro forma adjustments are described in the accompanying notes.

SPX CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Year ended December 31, 2020
	Historical	Transaction Accounting Adjustments	Notes	Pro Forma

Revenues	$1,559.5	$427.4	(a)	$1,132.1
Costs and expenses:
Cost of products sold	1,080.6	338.9	(a)	741.7
Selling, general and administrative	320.0	32.7	(a)	287.3
Intangible amortization	14.0	—		14.0
Impairment of intangible assets	0.7	—		0.7
Special charges, net	3.2	—		3.2
Other operating expenses, net	9.0	—		9.0
Operating income	132.0	55.8	(a)	76.2
Other income, net	2.7	0.9	(a)	1.8
Interest expense	(18.4)	—		(18.4)
Interest income	0.2	—		0.2
Income from continuing operations before income taxes	116.5	56.7	(a)	59.8
Income tax provision	(15.8)	(13.9)	(a)	(1.9)
Net income from continuing operations	$100.7	$42.8	(a)	$57.9

Earnings per share of common stock:
Basic - Net income from continuing operations	$2.26			$1.30
Diluted - Net income from continuing operations	$2.20			$1.27

Weighted-average number of common shares outstanding:
Basic	44.628			44.628
Diluted	45.766			45.766

SPX CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Year ended December 31, 2019
	Historical	Transaction Accounting Adjustments	Notes	Pro Forma

Revenues	$1,520.9	$403.4	(a)	$1,117.5
Costs and expenses:
Cost of products sold	1,078.2	334.1	(a)	744.1
Selling, general and administrative	317.6	30.2	(a)	287.4
Intangible amortization	8.9	—		8.9
Special charges, net	4.4	0.3	(a)	4.1
Other operating expenses, net	1.8	—		1.8
Operating income	110.0	38.8	(a)	71.2
Other expense, net	(5.2)	0.6	(a)	(5.8)
Interest expense	(21.0)	—		(21.0)
Interest income	1.8	—		1.8
Loss on amendment/refinancing of senior credit agreement	(0.6)	—		(0.6)
Income from continuing operations before income taxes	85.0	39.4	(a)	45.6
Income tax provision	(13.9)	(8.8)	(a)	(5.1)
Income from continuing operations	71.1	30.6	(a)	40.5
Net income attributable to redeemable noncontrolling interest	5.6	—		5.6
Net income from continuing operations attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$76.7	$30.6	(a)	$46.1

Earnings per share of common stock:
Basic - Net income from continuing operations attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$1.75			$1.05
Diluted - Net income from continuing operations attributable to SPX Corporation common shareholders after adjustment related to redeemable noncontrolling interest	$1.71			$1.03

Weighted-average number of common shares outstanding:
Basic	43.942			43.942
Diluted	44.957			44.957

SPX CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Year ended December 31, 2018
	Historical	Transaction Accounting Adjustments	Notes	Pro Forma

Revenues	$1,512.6	$373.8	(a)	$1,138.8
Costs and expenses:
Cost of products sold	1,102.6	316.5	(a)	786.1
Selling, general and administrative	289.1	27.0	(a)	262.1
Intangible amortization	4.1	—		4.1
Special charges, net	3.7	—		3.7
Other operating expenses, net	0.6	—		0.6
Operating income	112.5	30.3	(a)	82.2
Other expense, net	(7.6)	0.5	(a)	(8.1)
Interest expense	(21.5)	(0.1)	(a)	(21.4)
Interest income	1.5	—		1.5
Loss on amendment/refinancing of senior credit agreement	(0.4)	—		(0.4)
Income from continuing operations before income taxes	84.5	30.7	(a)	53.8
Income tax (provision) benefit	(2.6)	(7.1)	(a)	4.5
Net income from continuing operations	$81.9	$23.6	(a)	$58.3

Earnings per share of common stock:
Basic - Net income from continuing operations	$1.90			$1.35
Diluted - Net income from continuing operations	$1.83			$1.31

Weighted-average number of common shares outstanding:
Basic	43.054			43.054
Diluted	44.660			44.660

SPX CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited; in millions)
	July 3, 2021
	Historical	Transaction Accounting Adjustments	Notes	Pro Forma
ASSETS
Current assets:
Cash and equivalents	$69.1	$616.9	(b)	$686.0
Accounts receivable, net	212.5	—		212.5
Contract assets	25.0	—		25.0
Inventories, net	157.7	—		157.7
Other current assets	104.2	—		104.2
Assets of discontinued operations	332.9	(332.9)	(a)	—
Total current assets	901.4	284.0		1,185.4
Property, plant and equipment:
Land	14.0	—		14.0
Buildings and leasehold improvements	67.3	—		67.3
Machinery and equipment	227.7	—		227.7
	309.0	—		309.0
Accumulated depreciation	(196.0)			(196.0)
Property, plant and equipment, net	113.0	—		113.0
Goodwill	409.2	—		409.2
Intangibles, net	325.8	—		325.8
Other assets	609.4	—		609.4
Deferred income taxes	51.7	(26.1)	(e)	25.6
TOTAL ASSETS	$2,410.5	$257.9		$2,668.4

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$86.8	$2.1	(c)	$88.9
Contract liabilities	49.5	—		49.5
Accrued expenses	230.5	10.0	(c)	240.5
Income taxes payable	2.3	80.0	(e)	82.3
Short-term debt	168.3	(0.1)	(d)	168.2
Current maturities of long-term debt	10.4	(0.5)	(d)	9.9
Liabilities of discontinued operations	159.8	(159.8)	(a)	—
Total current liabilities	707.6	(68.3)		639.3

Long-term debt	238.0	(0.9)	(d)	237.1
Deferred and other income taxes	19.1	—		19.1
Other long-term liabilities	717.6	—		717.6
Total long-term liabilities	974.7	(0.9)		973.8

Equity:
Common stock	0.5	—		0.5
Paid-in capital	1,321.2	—		1,321.2
Retained deficit	(399.8)	327.5	(f)	(72.3)
Accumulated other comprehensive income	250.6	(0.4)	(a)	250.2
Common stock in treasury	(444.3)	—		(444.3)
Total equity	728.2	327.1		1,055.3
TOTAL LIABILITIES AND EQUITY	$2,410.5	$257.9		$2,668.4

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(Amounts in millions)

Note 1 — Basis of presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma adjustments. The pro forma condensed consolidated financial statements does not necessarily reflect what the Company’s financial condition or results of operations would have been had the Transaction occurred on the dates indicated. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2 — Pro Forma Adjustments

The Unaudited Pro Forma Condensed Consolidated Financial Statements reflect the effect of the following pro forma adjustments:

(a) Represents adjustments to eliminate the historical operating results, assets, liabilities and accumulated other comprehensive income of Transformer Solutions. Excluded from the historical operating results are certain general corporate overhead expenses that were allocated to Transformer Solutions’ operations, but are not specifically identifiable as costs of Transformer Solutions. Such general corporate overhead expenses, which totaled $4.7, $4.6 and $4.1 for the years ended December 31, 2020, 2019 and 2018, respectively, do not meet the criteria to be presented in discontinued operations and, thus, will be presented as part of SPX’s continuing operations.

(b) Represents cash proceeds from the Transaction of $645.0, less $28.1 for net adjustments related primarily to Transformer Solutions estimated cash, debt, and working capital as of July 3, 2021.

(c) Represents the recognition of liabilities for transaction costs not paid at the closing of the Transaction.

(d) Represents debt transferred to the Purchaser.

(e) Represents income taxes provided in connection with the gain on sale of Transformer Solutions.

(f) Represents the recognition of the estimated gain, net of taxes, related to the sale of Transformer Solutions. The amount of the gain could materially change as the Company finalizes its estimates to be reported in its Report on Form 10-Q for the period ended October 2, 2021.